UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2008

Cooper Industries, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	1-31330	98-0355628
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Travis, Suite 5600, Houston, Texas		77002-1001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-209-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

The annual meeting of shareholders was held on April 29, 2008 in Houston, Texas. Four proposals, as described in Cooper's Proxy Statement dated March 13, 2008, were voted upon at the meeting. The following is a brief description of the matters voted upon and the results of voting.

1. Proposal for the election of three directors:

R. M. Devlin

Votes For: 148,218,370 (79.74%)
Votes Withheld: 37,666,525 (20.26%)

L. A. Hill

Votes For: 148,451,462 (79.86%)
Votes Withheld: 37,433,433 (20.14%)

J. J. Postl

Votes For: 147,953,306 (79.59%)
Votes Withheld: 37,931,589 (20.41%)

2. Proposal to appoint Ernst & Young LLP as independent auditors for 2008:

Votes For: 182,920,090 (98.41%)
Votes Against: 1,362,086 (.73%)
Votes Abstained: 1,602,718 (.86%)
Non Votes: 0

3. Proposal to approve the Amended and Restated Stock Incentive Plan:

Votes For: 168,905,315 (95.89%)
Votes Against: 5,209,380 (2.96%)
Votes Abstained: 2,030,448 (1.15%)
Non Votes: 9,739,752

4. Shareholder proposal to implement a code of conduct based upon international labor organization human rights standards:

Votes For: 12,914,624 (7.33%)
Votes Against: 104,243,076 (59.18%)
Votes Abstained: 58,987,442 (33.49%)
Non Votes: 9,739,752

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Industries, Ltd.

May 7, 2008	By:	Terrance V. Helz

Name: Terrance V. Helz
Title: Associate General Counsel and Secretary